Exhibit 10.1

SUBSCRIPTION AGREEMENT

Rice Acquisition Corp. II

102 East Main Street, Second Story

Carnegie, Pennsylvania 15106

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Rice Acquisition Corp. II, a Cayman Islands exempted company (“RONI”), which shall be domesticated as a Delaware corporation prior to the closing of the Transactions (as defined below), and the undersigned investor (the “Investor”), in connection with the Business Combination Agreement, dated December 13, 2022 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among RONI, Rice Acquisition Holdings II LLC, a Cayman Islands limited liability company (“RONI Holdings”), Topo Buyer Co, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of RONI Holdings (the “Buyer”), Topo Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Buyer (“Merger Sub”), and NET Power, LLC, a Delaware limited liability company (the “Company”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving the merger and becoming a wholly owned direct subsidiary of the Buyer, on the terms and subject to the conditions therein (the “Merger”). Prior to the closing of the Transactions (and as more fully described in the Business Combination Agreement), RONI will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and de-register as a Cayman Islands exempted company in accordance with Part XII of the Cayman Islands Companies Act (As Revised) (the “Domestication”).

In connection with the transactions contemplated by the Business Combination Agreement, including the Merger (the “Transactions”), RONI has received and is continuing to seek commitments from interested investors to purchase, following the Domestication and contingent upon and immediately prior to the closing of the Transactions, shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of RONI (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). On December 13, 2022, RONI entered into subscription agreements (the “2022 Subscription Agreements”) with certain investors (the “2022 Investors”), and in April 2023, RONI entered into additional subscription agreements (the “April 2023 Subscription Agreements”) with certain investors (the “April 2023 Investors”), pursuant to which the 2022 Investors and the April 2023 Investors, severally and not jointly, agreed to purchase on the closing date of the Transactions an aggregate amount of up to 49,044,995 Shares, at the Per Share Purchase Price. Subsequent to the date hereof but prior to the closing of the Transactions, RONI may enter into additional subscription agreements (the “Additional Subscription Agreements” and, together with the 2022 Subscription Agreements and the April 2023 Subscription Agreements, the “Other Subscription Agreements”) with certain other investors (the “Additional Investors” and, together with the 2022 Investors and the April 2023 Investors, the “Other Investors”) pursuant to which the Additional Investors may purchase Shares, at a price per Share that is not less than the Per Share Purchase Price and on terms consistent with those contained herein, on the closing date of the Transactions (for the avoidance of doubt, a subscription agreement for an Other Investor that is an existing shareholder of RONI that contains an Offset Right (as defined below) shall not be deemed to contain terms that are not consistent with those contained herein as a result of the Offset Right). The transactions contemplated by this Subscription Agreement and the Other Subscription Agreements are referred to collectively as the “Investment Transactions,” and the Investor and the Other Investors are referred to collectively as the “Investors.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and RONI acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from RONI the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The aggregate purchase price to be paid by the Investor for the subscribed Shares is set forth on the signature page hereto and is referred to herein as the “Subscription Amount.” The Investor acknowledges and agrees that RONI reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by RONI only when this Subscription Agreement is signed by a duly authorized person by or on behalf of RONI. The Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be purchased by the Investor and issued by RONI pursuant to this Subscription Agreement shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the consummation of the Domestication and the immediately subsequent consummation of the Transactions. The Closing shall occur immediately prior to the effectiveness of the Transactions. Upon delivery of written notice from (or on behalf of) RONI to the Investor (the “Closing Notice”) that RONI reasonably expects the closing of the Transactions to occur on a specified date that is not less than five business days after the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to RONI, (i) at least two business days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by RONI in the Closing Notice, to be held in escrow until the Closing and (ii) at least three business days prior to the Closing Date, any other information that is reasonably requested in the Closing Notice in order for RONI to issue the Investor the Shares to be acquired hereunder, including, without limitation, the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, RONI shall issue the number of Shares set forth on the signature page of this Subscription Agreement to the Investor and subsequently cause such Shares to be registered in book entry form in the name of the Investor on RONI’s share register (provided, however, that RONI’s obligation to issue such Shares to the Investor is contingent upon RONI having received the Subscription Amount in full accordance with this Section 2), and the Subscription Amount shall be released from escrow automatically and without further action by RONI or the Investor. If the Closing does not occur within three business days following the Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by RONI and the Investor, RONI shall return on the next business day (or such later date as shall be agreed in writing by the Investor) the Subscription Amount in full to the Investor; provided that, unless this Subscription Agreement has been terminated pursuant to Section 9, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing upon the delivery by RONI of a subsequent Closing Notice in accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean any day other than any Saturday or Sunday or any other day on which commercial banks located in New York, New York are required or authorized by applicable law to be closed for business.

3. Separate Agreements. It is expressly understood and agreed that each provision contained in this Subscription Agreement is between RONI and Investor, solely, and not between RONI and the Other Investors, collectively, and not between and among the Investors. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise with respect to such obligations or the transactions contemplated by this Subscription Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

4. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Investment Transactions illegal or otherwise restraining or prohibiting consummation of the Investment Transactions; and

(ii) all conditions precedent to the closing of the Transactions contained in the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement and other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived according to the terms of the Business Combination Agreement, and the closing of the Transactions shall be scheduled to occur immediately following the Closing.

b. The obligation of RONI to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver by RONI of the additional conditions that:

(i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date as though made at that time (other than representations and warranties that are qualified by materiality, which shall be true and correct in all respects, and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date; and

(ii) all obligations, covenants and agreements of the Investor required by this Subscription Agreement to be performed by it at or prior to the Closing shall have been performed in all material respects.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver by the Investor of the additional conditions that:

(i) all representations and warranties of RONI contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date as though made at that time (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which shall be true and correct in all respects, and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) at and as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by RONI of each of the representations, warranties, covenants and agreements of RONI contained in this Subscription Agreement as of the Closing Date;

(ii) all obligations, covenants and agreements of RONI required by this Subscription Agreement to be performed by it at or prior to the Closing shall have been performed in all material respects;

(iii) no suspension of the qualification of the Shares for offering or sale or trading in any applicable jurisdiction, or initiation or threatening of any proceedings for any such purposes, shall have occurred;

(iv) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the Other Investors, or that provides rights to the Other Investors that are more favorable in any material respect than the rights of the Investor provided by this Subscription Agreement, unless the Investor has been offered substantially the same benefits or rights, as applicable, except that RONI may, in its sole discretion, increase or decrease the number of Shares to be purchased by any of the Other Investors; provided that the aggregate Subscription Amounts of the Investors, taken together with any capital contributions made by an Investor to the Company as part of the Interim Company Financing (as defined in the Business Combination Agreement) and any offset of the commitments of Other Investors in connection with permitted open-market purchases in lieu of the Other Investors’ obligations to purchase Shares under the Other Subscription Agreements, may not be decreased by RONI below $200,000,000; and

(v) there shall have been no amendment or modification of, or waiver under, the Business Combination Agreement, as in effect as of the date hereof, that would reasonably be expected to materially and adversely affect the economic benefits to the Investor under this Subscription Agreement without having received the prior written consent of the Unaffiliated PIPE Investors (as defined below) that have an aggregate Subscription Amount that is more than 50% of the aggregate Subscription Amount of all Unaffiliated PIPE Investors; provided, that the foregoing condition shall not apply with respect to any amendment, modification or waiver of Section 8.3(c) of the Business Combination Agreement (or the effects thereof). “Unaffiliated PIPE Investors” means the Investors who are not (A) listed on Schedule B hereto or (B) an existing direct or indirect securityholder of the Company.

5. Further Assurances. At or prior to the Closing, RONI and the Investor shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties, acting reasonably, may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

6. RONI Representations and Warranties. RONI represents and warrants to the Investor that (provided that no representation or warranty by RONI shall apply to any statement or information in the SEC Reports (as defined below) that relates to topics referenced in the Statement (as defined below) or any other accounting matters with respect to RONI’s securities or expenses or other initial public offering related matters, nor shall any correction, amendment or restatement of RONI’s filings or financial statements arising from or relating to the Statement or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be material for purposes of this Subscription Agreement or be deemed to be a breach of any representation or warranty by RONI or a Material Adverse Effect):

a. As of the date hereof, RONI is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing, following the Domestication, RONI will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as then conducted and to deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under RONI’s certificate of incorporation and bylaws (as adopted on the Closing Date) or under the Delaware General Corporation Law.

c. Immediately after giving effect to the Closing, the Investor shall have received all right and title to, and interests in, the Shares to be purchased pursuant to this Subscription Agreement, free and clear of all liens (other than those arising under this Subscription Agreement or state or federal securities laws).

d. This Subscription Agreement has been duly authorized, executed and delivered by RONI and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against RONI in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

e. The execution, delivery and performance by RONI of this Subscription Agreement, including the issuance and sale of the Shares and the compliance by RONI with all of the provisions of this Subscription Agreement and the consummation of the Investment Transactions will be done in accordance with the rules of the New York Stock Exchange (the “NYSE”) or such other applicable stock exchange on which the Shares are then listed (the “Stock Exchange”) and do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of RONI or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which RONI or any of its subsidiaries is a party or by which RONI or any of its subsidiaries is bound or to which any of the property or assets of RONI is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of RONI and its subsidiaries, taken as a whole, (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of RONI to comply in all material respects with this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of RONI after giving effect to the Domestication; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, taxing authority or regulatory body, domestic or foreign, having jurisdiction over RONI or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of RONI to comply in all material respects with this Subscription Agreement.

f. As of their respective dates, all reports (the “SEC Reports”) required to be filed by RONI with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of RONI included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of RONI as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by RONI from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports as of the date hereof. Each Investor acknowledges that (i) the Staff of the SEC issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (together with any subsequent guidance, statements or interpretations issued by the SEC or the Staff relating thereto or to other accounting matters related to RONI’s securities or expenses or other initial public offering related matters, the “Statement”), and (ii) any restatement, revision or other modification of the SEC Reports, including, without limitation, any changes to historical accounting policies of RONI in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to RONI, including, without limitation, arising from or relating to RONI’s review of the Statement shall be deemed not material for purposes of this Subscription Agreement.

g. Other than the Other Subscription Agreements, the Business Combination Agreement, any other agreement expressly contemplated by the Business Combination Agreement or as described in the SEC Reports filed prior to the date of this Agreement, RONI has not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in RONI (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of RONI by existing securityholders of RONI, which may be effectuated as a forfeiture to RONI and reissuance or (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Business Combination Agreement). No Other Investor may purchase Shares pursuant to an Other Subscription Agreement at a price per Share less than the Per Share Purchase Price, and no Other Subscription Agreement (other than (A) a subscription agreement entered into by an existing shareholder of RONI, which may provide that the number of Shares that such shareholder shall be obligated to purchase pursuant to its subscription agreement may be reduced, at the shareholder’s election, by up to the number of RONI shares that the shareholder owns as of the date on which it enters into the subscription agreement (the “Currently Owned Shares”), subject to the shareholder agreeing to (x) not sell or otherwise transfer the Currently Owned Shares used to reduce its purchase obligation prior to the consummation of the Transactions and (y) not exercise its right to have any of the Currently Owned Shares used to reduce its purchase obligation redeemed for cash in connection with the consummation of the Transactions (the “Offset Right”), (B) a subscription agreement entered into by an existing direct or indirect securityholder of the Company, or (C) a subscription agreement entered into by a person listed on Schedule B hereto, each of which, however, shall be with respect to the same class of shares being acquired by the Investor hereunder and at the same Per Share Purchase Price) includes terms and conditions that are materially more advantageous to any such Other Investor than the Investor hereunder, other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares.

h. Assuming the accuracy of the representations and warranties of the Investor, RONI is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by RONI of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by the Stock Exchange, and (iv) filings, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of RONI to comply in all material respects with this Subscription Agreement.

i. As of the date of this Subscription Agreement, the authorized capital stock of RONI consists of (i) 1,000,000 preference shares, par value $0.0001 per share (“Preferred Shares”), and (ii) 330,000,000 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), including (A) 300,000,000 Class A Ordinary Shares, par value $0.0001 per share (“Class A Ordinary Shares”), and (B) 30,000,000 Class B Ordinary Shares, par value $0.0001 (“Class B Ordinary Shares”). As of the date of this Subscription Agreement, (i) no Preferred Shares are issued and outstanding, (ii) 34,502,500 Class A Ordinary Shares are issued and outstanding, (iii) 8,625,000 Class B Ordinary Shares are issued and outstanding and (iv) 8,625,000 redeemable warrants (each of which entitles the holder thereof to purchase one Class A Ordinary Share) and 10,900,000 private placement warrants (each of which entitles the holder thereof to one Class A Ordinary Share or, in certain circumstances, one Class A unit of RONI Holdings together with a corresponding Class B Ordinary Share) are outstanding. All issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares have been duly authorized and validly issued, are fully paid and are non-assessable, and all outstanding warrants have been duly authorized and validly issued. Except as set forth above and pursuant to the Other Subscription Agreements, the Business Combination Agreement and the other agreements and arrangements referred to therein or in the SEC Reports filed prior to the date of this Agreement, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from RONI any Ordinary Shares or other equity interests in RONI, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, RONI has no subsidiaries, other than RONI Holdings, the Buyer and Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which RONI is a party or by which it is bound relating to the voting of any securities of RONI, other than (1) as set forth in the SEC Reports filed prior to the date of this Agreement and (2) as contemplated by the Business Combination Agreement. There are no securities or instruments issued by or to which RONI is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares hereunder or under any Other Subscription Agreement, in each case, that have not been or will not be waived on or prior to the Closing Date.

j. As of the date hereof, the issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “RONI” (it being understood that the trading symbol may be changed in connection with the Transactions). As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of RONI, threatened against RONI by the NYSE or the SEC to prohibit or terminate the listing of the Class A Ordinary Shares on the Stock Exchange or to deregister the Class A Ordinary Shares under the Exchange Act, respectively. RONI has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act of the shares of Class A Common Stock. Prior to the Closing, a listing application shall have been filed with the Stock Exchange to list the Shares, and at the Closing, either (i) the Shares to be acquired hereunder shall have been approved for listing on the Stock Exchange, subject to official notice of issuance, or (ii) RONI will use its best efforts to obtain such approval as expeditiously as possible.

k. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7, no registration under the Securities Act is required for the offer and sale of the Shares by RONI to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

l. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act is applicable to RONI.

m. Except for Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (the “Placement Agents”), RONI has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and RONI is not under any obligation to pay any broker’s fee or finder’s fees or other commission in connection with the Investment Transactions other than to the Placement Agents. RONI is solely responsible for the payment of any fees, costs, expenses and commissions of the Placement Agents.

n. Neither the execution of this Subscription Agreement nor the issuance or sale of the Shares as contemplated by this Subscription Agreement gives rise to any rights of first refusal, rights of first offer or similar rights under any agreement to which RONI is a party that would entitle any person, whether incorporated or not, to purchase or otherwise acquire any of the Shares to be acquired by the Investor pursuant to this Subscription Agreement or require that an offer to purchase or acquire any of such Shares be made to any person.

o. RONI is not, and as of the Closing Date immediately after receipt of payment for the Shares, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

p. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of RONI to comply in all material respects with this Subscription Agreement, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of RONI, threatened against RONI or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against RONI. The aggregate of all pending legal or governmental proceedings to which RONI or its subsidiaries is a party to or of which any of their respective property or assets is the subject of that are not described in the SEC Reports, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of RONI to comply in all material respects with this Subscription Agreement.

q. There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or, to the knowledge of RONI, threatened against or affecting RONI or any of RONI’s properties or rights that affects or would reasonably be expected to affect RONI’s ability to consummate the transactions contemplated by this Subscription Agreement, nor is there any decree, injunction, rule or order of any governmental authority or arbitrator outstanding against RONI or any of RONI’s properties or rights that affects or would reasonably be expected to affect RONI’s ability to consummate the transactions contemplated by this Subscription Agreement.

r. Neither RONI nor any of its subsidiaries nor any director or officer of any of the foregoing, nor, to the knowledge of RONI, any agent, employee or affiliate of any of the foregoing, is aware of or has knowingly taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws.

s. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving RONI or any of its subsidiaries with respect to the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder or any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental authority with jurisdiction over RONI or its subsidiaries is pending or, to the knowledge of RONI, threatened.

t. Neither RONI, nor any director or officer thereof, nor, to the knowledge of RONI, any employee, agent, controlled affiliate or representative of RONI, is a person that is, or is owned or controlled by a person that is currently subject to, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other applicable sanction laws; and RONI will not knowingly directly or indirectly use the proceeds from the Investment Transactions, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, to (i) fund or facilitate any activities or business of or with any person that, at the time of such funding or facilitation, is subject to any U.S. sanctions administered by OFAC or any other applicable sanctions laws or (ii) in any other manner that will result in a violation of any U.S. sanctions administered by OFAC or any other applicable sanctions laws by any person.

u. RONI acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by the Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of Shares shall not be required to provide RONI with any notice thereof; provided, however, that none of RONI, the Company or any of their respective subsidiaries or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by RONI in all respects.

v. RONI acknowledges and agrees that there have been no representations, warranties, covenants and agreements made to RONI by or on behalf of the Investor or any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Investor expressly set forth in Section 7.

7. Investor Representations and Warranties. The Investor represents and warrants to RONI that:

a. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the Shares, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and is an “institutional account” as defined in FINRA Rule 4512(c).

b. The Investor acknowledges that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that neither the offer nor the sale of the Shares has been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except in compliance with any exemption therefrom and that any book entries representing the Shares shall contain a restrictive legend to such effect, which legend shall be subject to removal as set forth herein and in the Stockholders’ Agreement, to be dated as of the Closing Date, by and among Buyer and the other parties thereto (the “Stockholders’ Agreement”) (but only to the extent that the Investor is party to the Stockholders’ Agreement, in which case, notwithstanding anything else contained herein to the contrary, Section 8 hereof shall not apply and not be effective with respect to such Investor), subject to applicable law. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions, and as a result, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the date that RONI files a Current Report on Form 8-K following the Closing that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge, transfer or other disposition of any of the Shares. By making the representations herein, the Investor does not agree to hold any of the Shares for any minimum or specific term and reserves the right to assign, transfer or otherwise dispose of any of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

c. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from RONI. The Investor further acknowledges and agrees that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of RONI, the Company, the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of RONI expressly set forth in Section 6.

d. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to RONI, the Transactions and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges and agrees that it has reviewed, or has had an adequate opportunity to review, the SEC Reports and other information as the Investor has deemed necessary to make an investment decision with respect to the Shares. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares, including, but not limited to, access to marketing materials and a virtual data room containing information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient, in the Investor’s judgment, to enable the Investor to evaluate its investment. However, neither any inquiries, nor any due diligence investigation conducted by the Investor or any of the Investor’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect the Investor’s right to rely on RONI’s representations, warranties, covenants and agreements contained in this Subscription Agreement. The Investor acknowledges and agrees that certain information provided to it by RONI was based on good-faith projections, and such good-faith projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the good-faith projections.

f. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and RONI, the Company or a representative thereof, or by means of contact from the Placement Agents, and the Shares were offered to the Investor by RONI solely by direct contact between the Investor and RONI, the Company or a representative thereof, or the Placement Agents. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means, and none of RONI, the Company, the Placement Agents or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Investor. The Investor acknowledges and agrees that the Shares (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) to the Investor’s knowledge without inquiry, are not being offered to the Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges and agrees that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, RONI, the Company or the Placement Agents or any of their respective affiliates or any of its or their control persons, officers, directors, employees, partners, agents or representatives), other than the representations and warranties of RONI contained in Section 6, in making its investment or decision to invest in RONI. The Investor further acknowledges and agrees that the Placement Agents have not made, do not make and shall not be deemed to make any express or implied representation or warranty with respect to RONI, the Company, this offering or the Transactions.

g. The Investor acknowledges and agrees that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Reports. The Investor is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. The Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision, and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor is able to sustain a complete loss on its investment in the Shares. The Investor acknowledges and agrees that none of the Placement Agents, nor any of their respective affiliates, control persons, officers, directors or employees, shall be liable to the Investor pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase by the Investor of the Shares. On behalf of itself and its affiliates, the Investor acknowledges and agrees it will not look to any of the Placement Agents for all or any part of loss the Investor may suffer by reason of acquiring the Shares.

h. Alone, or together with any professional advisor(s), the Investor has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in RONI. The Investor acknowledges and agrees specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. The Investor acknowledges and agrees that the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates, control persons, officers, directors, employees, partners, agents or representatives concerning RONI, the Company, the Business Combination Agreement, the Transactions, this Subscription Agreement, the Investment Transactions, the Shares or the offer and sale of the Shares. Neither the Placement Agents, nor any of their respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor), whether in contract, tort or otherwise, to the Investor, and the Investor releases the Placement Agents, in respect of this Subscription Agreement, the Investment Transactions or the Transactions.

j. The Investor acknowledges and agrees that the Placement Agents and their respective affiliates, control persons, officers, directors, employees or representatives (i) have not provided the Investor with any information or advice with respect to the Shares, (ii) have not made or make any representation, express or implied as to RONI, the Company, the credit quality of RONI or the Company, the Shares or the Investor’s purchase of the Shares, (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the Investment Transactions or the Transactions, (iv) may have acquired or may acquire non-public information with respect to RONI or the Company, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it or (v) may have existing or future business relationships with RONI or the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

k. The Investor acknowledges and agrees that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agents or any person acting on their behalf have conducted with respect to the Shares, RONI, or the Company. The Investor further acknowledges and agrees that it has not relied on any information contained in any research reports prepared by the Placement Agents.

l. The Investor acknowledges and agrees that no federal or state agency, securities commission or similar authority has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m. The Investor has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

n. The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and do not and will not (i) constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, except for such breaches, defaults or conflicts that would not reasonably be expected to have a material adverse effect on the ability of the Investor to enter into and timely perform its obligations under this Subscription Agreement, and (ii) violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Subscription Agreement constitutes the valid and binding obligation of RONI, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

o. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List or the Sectoral Sanctions Identification List, each of which is administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC (collectively, “OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, regulator and governmental authorities, if requested thereby, such records as required by applicable law or regulation, provided that the Investor is permitted to do so under such applicable law or regulation. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

p. The Investor acknowledges and agrees that it has been informed that no disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares.

q. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in RONI as a result of the purchase and sale of the Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over RONI from and after the Closing as a result of the purchase and sale of the Shares hereunder.

r. No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Shares to the Investor based on any arrangement entered into by or on behalf of the Investor.

s. As of the date hereof, the Investor does not have, and during the 30 day period immediately prior to the date hereof the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of RONI.

t. The Investor is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of RONI (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

u. The Investor hereby acknowledges and agrees that it will not, nor will any person acting at the Investor’s direction or pursuant to any understanding with the Investor, directly or indirectly engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act of the Shares subscribed for hereunder (collectively, the “Short Sales”) until the consummation of the Investment Transactions or the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms). Notwithstanding the foregoing or anything else in this Subscription Agreement, this Section 7(u) shall not apply to (i) any sale (including the exercise of any redemption right) of securities of RONI (x) held by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates prior to the execution of this Subscription Agreement or (y) purchased by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates after the execution of this Subscription Agreement or (ii) ordinary course hedging transactions so long as the sales or borrowings relating to such hedging transactions are not settled with the Shares subscribed for hereunder and the number of securities sold in such transactions does not exceed the number of securities owned or subscribed for at the time of such transactions. Notwithstanding the foregoing or anything else in this Subscription Agreement, (I) nothing herein shall prohibit (A) other entities under common management with the Investor or (B) in the case of an Investor that is externally managed, advised or sub-advised by another person, any other person that is not directly controlled or managed by such manager, adviser or sub-adviser, from entering into any Short Sales and (II) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representations set forth in this Section 7(u) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

v. The Investor acknowledges that the Placement Agents and their respective directors, officers, employees, partners, agents, representatives and controlling persons have made no independent investigation with respect to RONI, the Company or their respective affiliates, subsidiaries or businesses or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by RONI.

w. The Investor has or has commitments to have and, when required to deliver payment to RONI pursuant to Section 2, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

8. Registration Rights.

a. RONI agrees that, within 45 calendar days after the Closing Date, it will file with the SEC (at its sole cost and expense) a registration statement (the “Registration Statement”) registering, among other things, the resale of the Shares acquired by the Investor pursuant to this Subscription Agreement (which for purposes of this Section shall include any other equity security issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event), provided that the Investor has timely provided RONI with information regarding the Investor that is, in the opinion of RONI’s counsel, required to be included in the Registration Statement, which information shall be requested by RONI from the Investor at least five business days prior to the anticipated filing date of the Registration Statement. RONI further agrees that it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Registration Statement, the 90th calendar day following the filing thereof) and (ii) the seventh business day after the date RONI is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of (i) and (ii), the “Effectiveness Deadline”); provided, that if such deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business. RONI agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (A) the third anniversary of the date the initial Registration Statement hereunder is declared effective, (B) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement or (C) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 within 90 days without being subject to the public information, volume or manner of sale limitations of such rule (such date, the “End Date”). The Investor agrees to disclose its ownership to RONI upon request to assist it in making the determination described above. RONI may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after RONI becomes eligible to use such Form S-3. RONI’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to RONI such information regarding the Investor, the securities of RONI held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by RONI to effect the registration of such Shares, and shall execute such documents in connection with such registration as RONI may reasonably request that are customary of a selling stockholder in similar situations; provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. The Investor acknowledges and agrees that unless it has timely provided such information and consented to the inclusion of such information in the Registration Statement, it will not be entitled to have its Shares included in the Registration Statement.

b. The Investor acknowledges and agrees that RONI may suspend the use of the Registration Statement if it determines that, in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, provided, that, (i) RONI shall not so delay filing or so suspend the use of the Registration Statement on more than three occasions for a period of more than 60 consecutive days or more than a total of 120 calendar days, in each case in any 360-day period and (ii) RONI shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter.

c. RONI will provide a draft of the Registration Statement to the Investor for review at least two business days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement. RONI shall upon reasonable request inform the Investor as to the status of a registration pursuant to Section 8.

d. If the SEC prevents RONI from including any or all of the Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Shares that is equal to the maximum number of Shares as is permitted by the SEC, (ii) the number of Shares to be registered for each Investor named in the Registration Statement shall be reduced pro rata among all such Investors, and (iii) as promptly as practicable after being permitted to register additional Shares under Rule 415 of the Securities Act, RONI shall file a new Registration Statement to register such Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable.

e. Prior to the End Date, RONI shall advise the Investor within five business days (at RONI’s expense): (i) when a Registration Statement or any post-effective amendment thereto has been filed and when it becomes effective; (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by RONI of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 8(e) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension). Notwithstanding anything to the contrary set forth herein, RONI shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding RONI other than to the extent that providing notice to the Investor of the occurrence of the events listed in (i) through (v) above may constitute material, nonpublic information regarding RONI. RONI shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as RONI is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a registration statement, RONI shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Investor agrees that it will immediately discontinue offers and sales of the Shares using the Registration Statement until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (v) and receives notice that any post-effective amendment has become effective or unless otherwise notified by RONI that it may resume such offers and sales. If so directed by RONI, the Investor will deliver to RONI or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Investor is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

f. With a view to making available to the Investor the benefits of Rule 144 that may, at such times as Rule 144 is available to shareholders of RONI, permit the Investors to sell securities of RONI to the public without registration, RONI agrees to, for so long as such Investor owns the Shares acquired hereunder, use commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of RONI under the Securities Act and the Exchange Act so long as RONI remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (iii) furnish to the Investor, within two business days following its receipt of a written request, (A) a written statement by RONI, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of RONI and such other reports and documents so filed by RONI (it being understood that the availability of such report on the SEC’s EDGAR system shall satisfy this requirement) and (C) such other information as may be reasonably requested in writing to permit the Investor to sell such securities pursuant to Rule 144 without registration.

g. In addition, in connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Subscription Agreement, if requested by the Investor, RONI shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within two trading days of any such request therefor from the Investor, provided that RONI and the Transfer Agent have timely received from the Investor customary representations and other documentation reasonably acceptable to RONI and the Transfer Agent in connection therewith. Subject to receipt from the Investor by RONI and the Transfer Agent of customary representations and other documentation reasonably acceptable to RONI and the Transfer Agent in connection therewith, including, if required by the Transfer Agent, an opinion of RONI’s counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that RONI remove any legend from the book entry position evidencing its Shares following the earliest of such time as such Shares (i) have been or are about to be sold or transferred pursuant to an effective registration statement or pursuant to Rule 144 or (ii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for RONI to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, RONI shall, in accordance with the provisions of this section and within three trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares. RONI shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

h. Indemnification.

(i) RONI agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, officers, employees, advisors and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to RONI by or on behalf of the Investor expressly for use therein.

(ii) The Investor agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless RONI, its directors and officers and agents and each person who controls RONI (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein. In no event shall the aggregate liability of the Investor under this clause (ii) and under clause (iv) below be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v) If the indemnification provided under this Section 8(h) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(h)(v) from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 8(h)(v) by any seller of Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

i. Notwithstanding anything else contained herein to the contrary, if the Investor is party to the Stockholders’ Agreement, the provisions of this Section 8 shall not apply and shall not be effective with respect to such Investor.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, (c) if the Closing has not occurred by such date other than as a result of a breach of the Investor’s obligations hereunder, upon the date that is 30 days after the Outside Date (as defined in the Business Combination Agreement as in effect on the date hereof) or (d) if any of the conditions to Closing set forth in Section 4 are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the Investment Transactions will not be and are not consummated at the Closing (the termination events described in clauses (a) through (d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. In the event that the Business Combination Agreement is terminated in accordance with its terms, RONI shall notify the Investor in writing of the termination of the Business Combination Agreement promptly after the termination thereof. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void ab initio and of no further effect and any monies paid by the Investor to RONI in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor.

10. Trust Account Waiver. The Investor acknowledges that RONI is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving RONI and one or more businesses or assets. The Investor further acknowledges that, as described in RONI’s prospectus relating to its initial public offering dated June 15, 2021 (the “IPO Prospectus”) available at www.sec.gov, substantially all of RONI’s assets consist of the cash proceeds of RONI’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of RONI, its public shareholders and the underwriters of RONI’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to RONI to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of RONI entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably (a) waives any and all right, title and interest, or any claim of any kind, it has or may have in the future in or to any monies held in the Trust Account (or distributions therefrom to RONI’s public shareholders or to the underwriters of RONI’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account), and (b) agrees not to seek recourse against the Trust Account; provided, however, that nothing in this Section 10 shall (i) serve to limit or prohibit the Investor’s right to pursue a claim against assets held outside the Trust Account for specific performance or other equitable relief, (ii) serve to limit or prohibit any claims that the Investor may have in the future against RONI’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (iii) be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares acquired other than pursuant to this Subscription Agreement, pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed with RONI to not exercise such redemption right.

11. Joint Venture Transaction Agreements.

a. For the period beginning on the date hereof and ending on the earlier to occur of (i) October 31, 2023 and (ii) the execution by RONI (or a subsidiary of RONI) and the Investor of the Joint Venture Transaction Agreements (as defined below) (such period, as may be extended pursuant to the next sentence, the “Joint Venture Exclusive Negotiation Period”), RONI and the Investor agree to work together, negotiate in good faith and use commercially reasonable efforts to enter into the Joint Venture Transaction Agreements in accordance with that certain Non-Binding Term Sheet (the “JV Term Sheet”), dated as of the date hereof, by and among RONI, the Investor, and the Company. For the avoidance of doubt, RONI and the Investor agree that each of the terms and conditions set forth in the JV Term Sheet shall be reflected in the Joint Venture Transaction Agreements and any amendments and changes shall only be effective with the prior written consent of RONI and the Investor. Such Joint Venture Exclusive Negotiation Period may be extended at the election of the Investor for an additional two-month period and thereafter may be extended by mutual agreement of the Parties. The “Joint Venture Transaction Agreements” shall mean the definitive agreements addressing the formation, funding and governance of the Joint Venture (as defined below), any license agreements between the Joint Venture and RONI (or a subsidiary of RONI) and any other definitive agreements related thereto. The “Joint Venture” shall mean a joint venture to pursue the development of utility-scale power plants licensing the Company’s power generation system in select territories in Asia for an initial term of 12 years. The JV Term Sheet currently contemplates that each of RONI and the Investor will make an initial capital contribution of $5,000,000 in exchange for equal 50% positions in the common equity of the Joint Venture.

b. During the Joint Venture Exclusive Negotiation Period, none of RONI and its controlled affiliates and the Investor may, including by causing, requesting or directing any of their respective controlled affiliates to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any proposal or indication of interest relating to, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, or (iii) authorize, engage in or enter into any agreement or understanding with respect to, the formation of the Joint Venture (such equity investment or transaction, a “Competing Transaction”). RONI and the Investor agree that RONI’s covenants and undertakings set forth in this Section 11 are conditions and inducements to Investor’s execution and delivery of this Subscription Agreement.

12. Lock-Up Period. During the period that begins on the date the Investor acquires the Shares hereunder and ending on the one-year anniversary of such acquisition, the Investor agrees that it will not Transfer (as defined below) to any person who is not an affiliate (as defined in Rule 12b-2 of the Exchange Act) of the Investor 2,500,000 of the Shares acquired hereunder (such restriction, the “Lock-Up” and such Shares, the “Restricted Shares”); provided, however, that notwithstanding anything to the contrary contained herein or in any other agreement entered into by the parties hereto in connection with this Subscription Agreement, if the Joint Venture Transaction Agreements are not executed before the expiration of the Joint Venture Exclusive Negotiation Period, the Restricted Shares shall be released from the Lock-Up and none of such Shares shall be subject to any other contractual limitations or restrictions on transfers.

13. Use of Proceeds. RONI shall retain $5,000,000 of the proceeds to be received by it from the issuance of the Shares to be acquired by the Investor hereunder for the purpose of funding its initial capital contribution to the Joint Venture; provided, however, that if the Joint Venture Transaction Agreements are not executed prior to the expiration of the Joint Venture Exclusive Negotiation Period, then such restriction on the use of proceeds shall no longer apply.

14. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of RONI and (ii) the Investor’s rights under Section 8 may be assigned to an assignee or transferee of the Shares (other than in connection with a sale of the Shares); provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 14(a) shall relieve the Investor of its obligations hereunder.

b. RONI may request from the Investor such additional information as RONI, acting reasonably, may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested. The Investor acknowledges and agrees that RONI may file a form of this Subscription Agreement with the SEC as an exhibit to a current or periodic report, proxy statement or a registration statement of RONI. Notwithstanding anything in this Subscription Agreement to the contrary, RONI shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, after giving advance notice to the Investor, to the extent allowed by law or such regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Stock Exchange, after giving advance notice to the Investor, to the extent allowed by law, the SEC, the Stock Exchange or such other regulatory agency.

c. (i) The Investor acknowledges and agrees that RONI will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify RONI and the Placement Agents in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 7 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify RONI and the Placement Agents if they are no longer accurate in all respects). The Investor acknowledges and agrees that the purchase by the Investor of Shares from RONI under this Subscription Agreement will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase. The Investor further acknowledges and agrees that the Placement Agents and the Company will rely on the representations and warranties of the Investor contained in Section 7 (including the acknowledgements, understandings and agreements of the Investor contained therein) and are third-party beneficiaries of Section 14 and of the representations and warranties (including the acknowledgements, understandings and agreements of the Investor contained therein) of the Investors contained in Section 7.

    (ii) RONI acknowledges and agrees that the Investor will rely on the acknowledgments, understandings, agreements, representations and warranties of RONI contained in this Subscription Agreement. Prior to the Closing, RONI agrees to promptly notify the Investor in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case RONI shall notify the Investor and if they are no longer accurate in all respects). RONI acknowledges and agrees that the sale to the Investor of Shares by RONI under this Subscription Agreement will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by RONI as of the time of such sale.

d. RONI and, to the extent set forth in Section 14(c), the Company and the Placement Agents are each entitled to rely upon this Subscription Agreement, and the Placement Agents are entitled to rely on the representations and warranties of RONI contained in Section 6 hereof, and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 14(d) shall not give the Company or the Placement Agents any rights other than those expressly set forth herein.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto; provided, however, that no modification or waiver by RONI of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than amendments, modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Notwithstanding anything to the contrary herein, Section 7, this Section 14(c), Section 14(d), Section 14(f) and Section 15 may not be modified, waived or terminated in a manner that is adverse to the Placement Agents without the written consent of the Placement Agents.

g. This Subscription Agreement (including the schedules hereto) and the Stockholders’ Agreement, if applicable, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. Except as set forth in Section 8(h), Section 9, Section 14(c), Section 14(d), Section 14(f), this Section 14(g) and Section 15 with respect to the persons referenced therein, and Section 6 and Section 7 with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and assigns, and the parties hereto acknowledge and agree that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision (or part thereof) of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions (or parts thereof) of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic means, such as facsimile, in ..pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. At any time, RONI may (i) extend the time for the performance of any obligation or other act of the Investor, (ii) waive any inaccuracy in the representations and warranties of the Investor contained herein or in any document delivered by the Investor pursuant hereto and (iii) waive compliance of the Investor with any agreement to which it is a party or any condition to its own obligations contained herein. At any time, the Investor may (A) extend the time for the performance of any obligation or other act of RONI, (B) waive any inaccuracy in the representations and warranties of RONI contained herein or in any document delivered by RONI pursuant hereto and (C) waive compliance of RONI with any agreement to which it is a party or any condition to its own obligations contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

l. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, on the terms and subject to the conditions set forth herein.

m. This Subscription Agreement and all claims and causes of action hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware, as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

n. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the Investment Transactions or the Transactions (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the Chancery Court of the State of Delaware or, in the event, but only in the event, that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 14(n) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 14(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT, THE INVESTMENT TRANSACTIONS OR THE TRANSACTIONS AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT, THE INVESTMENT TRANSACTIONS OR THE TRANSACTIONS. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

o. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to the Investor, to:

Tillandsia, Inc.

55 E 59th St. 11th Floor

New York, New York 10022

Attention:	Munhyuk Jang
E-mail:	[personal information redacted]

with a required copy to (which copy shall not constitute notice):

SK Inc. materials

33 Jong-ro, 22th Floor

Seoul 03159, Korea

Attention:	Manjae Han.

Jeehoon Park

Email:	[personal information redacted]

(ii)	if to RONI, to:

Rice Acquisition Corp. II

102 East Main Street, Second Story

Carnegie, Pennsylvania 15106

Attention:	Kyle Derham
E-mail:	kyle@riceinvestmentgroup.com

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:	Matthew R. Pacey, P.C.

Cyril V. Jones, P.C.

Email:	matt.pacey@kirkland.com

cyril.jones@kirkland.com

p. The Investor shall pay all of its own expenses in connection with this Subscription Agreement and the Investment Transactions.

q. The parties agree that the obligations of the Investor under this Subscription Agreement are separate and several and not joint with the obligations of any Other Investor under the Other Subscription Agreements, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under the Other Subscription Agreements. The decision of the Investor to purchase Shares pursuant to this Subscription Agreement has been made by the Investor independently of any Other Investor and independently of any information, materials, statements or opinions as to the business, financial condition or results of operations of RONI, the Company or any of their respective subsidiaries which may have been made or given by any Other Investor or by any agent or employee of any Other Investor, and neither the Investor nor any of its agents or employees shall have any liability to any Other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Investor or Other Investors pursuant hereto or thereto, shall be deemed to constitute the Investor and any Other Investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor acknowledges that no Other Investor has acted as agent for the Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of the Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

15. Non-Reliance and Exculpation. The Investor acknowledges and agrees that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, RONI, the Company, the Placement Agents or any of their respective control persons, officers, directors, employees, partners, agents or representatives), other than the statements, representations and warranties of RONI expressly contained in Section 6, in making its investment or decision to invest in RONI. The Investor acknowledges and agrees that none of (a) an Other Investor pursuant to an Other Subscription Agreement (including such investor’s affiliates or any control persons, officers, directors, partners, agents, employees or representatives of any of the foregoing), (b) the Placement Agents or any of their respective control persons, officers, directors, partners, agents, employees or representatives or (c) any party to the Business Combination Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors, partners, agents, employees or representatives, that is not a party hereto, shall be liable to the Investor, or to any Other Investor, pursuant to, or arising out of or relating to, this Subscription Agreement or any Other Subscription Agreement arising out of the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the Investment Transactions or the Transactions, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract, under federal or state securities laws or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by RONI, the Company, the Placement Agents or any Non-Party Affiliate concerning RONI, the Company, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement, the Investment Transactions or the Transactions. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of RONI, the Company, the Placement Agents or any of RONI’s, the Company’s or the Placement Agents’ controlled affiliates or any family member of the foregoing.

16. Disclosure. Notwithstanding anything in this Subscription Agreement to the contrary, RONI shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (a) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, after giving advance notice to the Investor, to the extent allowed by law or such regulatory authorities or (b) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Stock Exchange, after giving advance notice to the Investor, to the extent allowed by law, the SEC, the Stock Exchange or such other regulatory agency.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: Tillandsia, Inc.		State/Country of Formation or Domicile: Delaware

By:	/s/ Kiseon Park
Name:	Kiseon Park
Title:	President

Name in which Shares are to be registered (if different):	Date: May 18, 2023

Investor’s EIN:	[personal information redacted]

Business Address-Street:	55 E 59th St. 11th Floor

City, State, Zip:	New York, New York 10022

Attn:	Munhyuk Jang

Telephone No.:	[personal information redacted]

Email Address:	[personal information redacted]

Number of Shares subscribed for: 5,000,000

Aggregate Subscription Amount: $50,000,000.00	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by RONI in the Closing Notice.

IN WITNESS WHEREOF, Rice Acquisition Corp. II has accepted this Subscription Agreement as of the date set forth below.

Rice Acquisition Corp. II

	By:	/s/ J. Kyle Derham
	Name:	J. Kyle Derham
	Title:	Chief Executive Officer

Date: May 18, 2023

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☒ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

C.	FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the applicable subparagraphs):

1.	☒ We are an “institutional account” under FINRA Rule 4512(c).

2.	☐ We are not an “institutional account” under FINRA Rule 4512(c).

This Schedule A should be completed by the Investor

and constitutes a part of the Subscription Agreement.